Exhibit 10.1

Execution Version

SECOND AMENDED AND RESTATED EQUITY PURCHASE FACILITY AGREEMENT

THIS SECOND AMENDED AND RESTATED EQUITY PURCHASE FACILITY AGREEMENT (this “Agreement”), dated as of May 5, 2025, is made by and among [*], a Delaware limited liability company, or its registered assigns (the “Investor”) and NEW ERA HELIUM INC., a Nevada corporation, (the “Company”) formerly known as Roth CH V Holdings LLC, a Nevada corporation (“Holdings”). The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties are parties to that certain Equity Purchase Facility Agreement dated as of December 6, 2024 (the “Original Agreement”), as amended and restated on February 21, 2025 (the “Existing Agreement”), and the Parties wish to further amend and restate the Existing Agreement in its entirety as hereinafter set forth;

WHEREAS, Roth CH Acquisition V Co., a Delaware corporation (“Roth”), New Era Helium Corp., a Nevada corporation (“NEC”), and Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Roth (“Merger Sub”), entered into that certain Business Combination Agreement and Plan of Reorganization, dated as of January 3, 2024 and as amended on June 5, 2024, August 8, 2024, September 11, 2024, September 30, 2024 and as it may be further amended, supplemented, or otherwise modified from time to time (the “BCA”);

WHEREAS, pursuant to the terms of the BCA, among other things, effective as of the Effective Time (as defined in the BCA), (a) Roth merged (the “Redomestication Merger”) with and into its then wholly owned subsidiary, Holdings, with Holdings continued as the survivor of the Redomestication Merger and changed its name to “New Era Helium Inc.” and (b) immediately subsequent to the Redomestication Merger, Merger Sub merged (the “Acquisition Merger”) with and into NEC, with NEC surviving the Merger as a wholly owned subsidiary of Holdings, now the Company. The Redomestication Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination”;

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to an aggregate of $75.0 million (the “Commitment Amount”) in newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”);

WHEREAS, the Common Shares are listed on The Nasdaq Global Market under the symbol “NEHC”;

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder;

WHEREAS, the Parties concurrently with the entry into the Original Agreement entered into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition and an inducement to the willingness of the Parties to enter into this Agreement, in connection with the execution of this Agreement, certain stockholders of the Company delivered to the Investor on or prior to the date of the Original Agreement, the Voting Agreements (as defined below) pursuant to which, among other things, each such stockholder agreed to vote in favor of the Stockholder Proposals (as defined below) at the Stockholders Meeting (as defined below).

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

 Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II.  Pre-Paid Advances.

Section 2.01.     Pre-Paid Advances. Subject to the satisfaction or waiver of the conditions set forth in Annex II attached hereto, the Investor shall advance to the Company the principal amount of up to $10,000,000 (the “Pre-Paid Advance”), which shall be evidenced by senior secured convertible promissory notes in the form attached hereto as Exhibit B (each, a “Promissory Note”). The first Pre-Paid Advance shall be in a principal amount of $7,000,000 and advanced on or the Trading Day immediately following the date of the Original Agreement (the “First Pre-Advance Closing”), and a subsequent Pre-Paid Advance in the principal amount of $3,000,000 and with such subsequent Pre-Paid Advance advanced no later than three (3) Trading Days following the date on which the initial Registration Statement is declared effective by the SEC (the “Subsequent Pre-Advance Closing”) (each of the First Pre-Advance Closing and the Subsequent Pre-Advance Closing individually referred to herein as a “Pre-Advance Closing” and collectively referred to as the “Pre-Advance Closings”).

Section 2.02.     Pre-Advance Closings. Each Pre-Advance Closing shall occur remotely by conference call and electronic delivery of documentation. The First Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the Effective Date, provided that the conditions set forth on Annex II have been satisfied (or such other date as is mutually agreed to by the Company and the Investor). The Subsequent Pre-Advance Closing shall take place at 10:00 a.m., New York time, no later than three (3) Trading Days following the date on which the initial Registration Statement is declared effective by the SEC, provided that the conditions set forth on Annex II have been satisfied or waived, as applicable. At each Pre-Advance Closing, the Investor shall advance to the Company the principal amount of the applicable Pre-Paid Advance, less a discount in the amount equal to 7% of the principal amount of such Pre-Paid Advance netted from the purchase price due and structured as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing, and the Company shall deliver a Promissory Note with a principal amount equal to the full amount of such Pre-Paid Advance, duly executed on behalf of the Company. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully advanced at each Pre-Advance Closing, and (ii) shall not reduce the principal amount of each Promissory Note. For the avoidance of doubt, to the extent the Investor converts outstanding amounts under a Promissory Note into Common Shares, the principal balance of such Promissory Note shall be reduced pursuant to the terms of such Promissory Note.

Article III. Advances

Section 3.01.     Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, at any time during the Commitment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices, on the following terms:

(a)        Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Annex II, and in accordance with the following provisions:

(i)     The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.

(ii)     There shall be no mandatory minimum Advances and there shall be no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(iii)     For so long as any amount remains outstanding under the Promissory Notes, if the Company submits an Advance Notice, then the aggregate Purchase Price owed to the Company from such Advance Notice (the “Advance Proceeds”) shall be paid by the Investor to the Company and used by the Company in accordance with Section 7.15 of this Agreement; provided, however, any such Advance Notice that is submitted during any thirty (30) calendar day period preceding the date on which the Company is required to make a monthly payment pursuant to Sections 1(b) and 1(d) of the Promissory Notes (each such payment, a “Note Payment”), then without the prior written consent of the Investor, the Company may only submit any such Advance Notice, if the Advance Proceeds are paid by the Investor by offsetting the amount of the Advance Proceeds against the full amount of the applicable Note Payment (first towards accrued and unpaid interest, then towards Payment Premiums (as defined in the Promissory Notes) (if applicable), and then towards outstanding principal), with any remaining Advance Proceeds to paid by the Investor in cash to the Company and used by the Company in accordance with Section 7.15 of this Agreement.

(iv)     Notwithstanding anything to the contrary contained herein, if there is any default under the Promissory Notes, the Company may only submit an Advance Notice if the Company obtains the prior written consent of the Investor.

(b)     Date of Delivery of Advance Notice.

(i)     Accelerated Purchase Pricing Period. An Advance Notice selecting an Accelerated Purchase Pricing Period shall only be delivered on a Trading Day and shall be deemed delivered (i) if such notice is received via e-mail before 9:00 a.m. New York City time on such Trading Day and the Investor delivers an Accelerated Purchase Confirmation for such Advance Notice (at the Investor’s discretion), at or prior to the opening of trading on the Primary Market, or (ii) if such notice is received via e-mail after 9:00 a.m. New York City time on such Trading Day, and the Investor delivers an Accelerated Purchase Confirmation for such Advance Notice, at the time specified by the Investor in the Accelerated Purchase Confirmation. In the event the Company delivers an Advance Notice selecting an Accelerated Purchase Pricing Period and the Investor does not deliver an Accelerated Purchase Confirmation prior to 4:00 p.m. New York City time on the date of delivery of such Advance Notice (the “Confirmation Deadline”), then such Advance Notice shall automatically be deemed to have been delivered selecting a Regular Purchase Pricing Period on the immediately succeeding Trading Day, provided, however, that the Company may rescind such Advance Notice after the Confirmation Deadline and before 8:00 p.m. New York City time on the date of delivery of such Advance Notice.

(ii)     Regular Purchase Pricing Period. An Advance Notice selecting a Regular Purchase Pricing Period shall be deemed delivered on (i) the Trading Day it is received by the Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its discretion), or (ii) the immediately succeeding Trading Day if it is received by e-mail after 9:00 a.m. New York City time.

Section 3.02.     Advance Limitations, Regulatory. Regardless of the Advance requested in an Advance Notice, the final number of Shares to be issued and sold pursuant to such Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(a)     Ownership Limitation; Commitment Amount. At the request of the Company, the Investor will inform the Company in writing of the number of Common Shares the Investor currently beneficially owns. At the request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of Common Shares then outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). In connection with each Advance Notice, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event. The Investor, upon notice to the Company, may increase or decrease the Ownership Limitation provisions of this Section 3.02, provided that the Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Shares held by the Investor and the Ownership Limitation provisions of this Section 3.02 shall continue to apply. Any increase in the Ownership Limitation will not be effective until the sixty-first day after such notice is delivered to the Company. Since the Investor will not be obligated to report to the Company the number of Shares it may hold at the time of an Advance Notice, unless the Advance Notice at issue would result in the issuance of Shares in excess of the Ownership Limitation without regard to any other shares which may be beneficially owned by the Investor or an affiliate thereof, the Investor shall have the authority and obligation to determine whether the restriction contained in this Section 3.02 will limit any particular Advance Notice and to the extent that the Investor determines that the limitation contained in this Section 3.02 applies, the determination of which portion of the principal amount of the applicable Advance Notice shall be the responsibility and obligation of the Investor.

(b)     Registration Limitation. In no event shall an Advance exceed the amount registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(c)     Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the aggregate number of Common Shares issued and outstanding as of the execution date of this Agreement, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”) unless the Company has obtained Stockholder Approval for the issuance of Common Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market. In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(d)     [Reserved].

(e)     Volume Threshold Limitation.

(i)   In connection with an Advance Notice where the Company selects an Accelerated Purchase Pricing Period or Regular Purchase Pricing Period, if the total number of Common Shares traded on the Principal Market during the applicable Pricing Period is less than the applicable Volume Threshold (the “Volume Threshold Failure”), then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (i) the applicable Volume Limit and (ii) the number of Shares sold by the Investor during such Pricing Period (the “Volume Threshold Adjusted Advance Amount”), but in each case not to exceed the amount requested in the Advance Notice.

(ii)   Each Trading Day during a Pricing Period that is an Excluded Day, the Volume Limit shall be further reduced by (A) in the event of a Regular Purchase Pricing Period, one-third for each such Excluded Day and (B) in the event of an Accelerated Purchase Pricing Period, 100%.

(iii)   The total Advance Shares in respect of each Advance with any Excluded Day(s) (after reductions have been made to arrive at the Volume Threshold Adjusted Advance Amount) shall be increased by such number of Common Shares (the “Long Coverage Shares”) equal to such number of Common Shares sold by the Investor during the applicable Pricing Period minus the Volume Threshold Adjusted Advance Amount, if any, provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the original Advance Notice or any limitations set forth in Section 3.02.

(f)     Volume Amount Limitation. In connection with an Advance Notice, if the number of Advance Shares requested is greater than the number of shares equal to the quotient of (i) the applicable Maximum Dollar Amount, divided by (ii) the closing price quoted on the Principal Market for the Trading Day prior to the date of the Advance Notice (the “Volume Amount Limitation”), then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (A) the applicable Volume Amount Limitation, and (B) the number of Shares sold by the Investor during such Pricing Period (the “Volume Amount Adjusted Advance Amount”), but in each case not to exceed the amount requested in the Advance Notice. “Maximum Dollar Amount” means $1,000,000 for an Advance Notice that selects a Regular Purchase Pricing Period, and $2,500,000 for an Advance Notice that selects an Accelerated Purchase Pricing Period.

(g)     Floor Price Limitation. The Company may not submit an Advance Notice without the consent of Investor if the Market Price immediately prior to the submission of such Advance Notice is lower than 120% of the Floor Price then in effect.

Section 3.03.     Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 7.19, the Investor may sell Common Shares after receipt of an Advance Notice, including during a Pricing Period.

Section 3.04.     Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on each applicable Advance Date in accordance with the procedures set forth below. The Company acknowledges that the final number of Common Shares to be issued and sold pursuant to an Advance Notice and the Purchase Price will not be known at the time an Advance Notice is delivered but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price, the Volume Threshold and the Volume Amount Limitation. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)      On or prior to each Advance Date, the Investor shall deliver to the Company a Settlement Document along with a report by Bloomberg, L.P. (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties) indicating the VWAP and the lowest price traded for each of the Trading Days during the Pricing Period or period for determining the Purchase Price, in each case in accordance with the terms and conditions of this Agreement.

(b)     Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at The Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Within one (1) Trading Day following the receipt of the Advance Shares by the Investor, the Investor shall pay to the Company the aggregate purchase price of the Advance Shares (as set forth in the Settlement Document), which amount shall equal the Purchase Price, in the case of an Advance Notice submitted other than while any Promissory Note is outstanding, in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c)     On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)     Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies the Investor that a Material Outside Event has occurred or (ii) the Company notifies the Investor of a Black Out Period, the parties hereto agree that any pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 3.05.     Hardship.

(a)     In the event the Investor sells Common Shares after receipt, or deemed receipt of an Advance Notice and the Company fails to perform its obligations as mandated in this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b)     In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 3.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 3.06.     The Promissory Notes (i) shall rank pari passu with all Other Notes (as defined in the Promissory Notes), and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries. The Promissory Notes and all of the obligations under the Transaction Documents will be secured by a first priority perfected security interest in all of the applicable existing and future assets of the Company and its direct and indirect Subsidiaries pursuant to that certain Security Agreement made by the grantors party thereto in favor of the Collateral Agent (as defined in the Security Agreement), for the benefit of the secured parties defined therein dated as of even date herewith (the “Security Agreement”) and that certain Mortgage (as defined in the Security Agreement) made by the grantors party thereto in favor of the Collateral Agent dated as of the date of the Subsequent Pre-Advance Closing (the “Mortgages”, and together with the Security Agreement, the Approved Control Agreements (as defined in the Security Agreement), the Perfection Certificate (as defined below) and each other security document and agreement entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”).

Section 3.07.     Each subsidiary of the Company has agreed to guarantee the Obligations (as defined in the Security Agreement) of the Company under the Transaction Documents (as defined below) pursuant to that certain Subsidiary Guarantee executed by each Subsidiary of the Company in favor of the Investor and the Collateral Agent dated as of even date herewith (as may be amended or modified from time to time collectively, the “Guarantees”).

Article IV. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date of the Original Agreement, the Existing Agreement, the date hereof, and as of each Advance Notice Date, as of the date of each Pre-Advance Closing, and at each Closing that:

Section 4.01.     Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Investor or its stockholders. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 4.02.     Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 4.03.     No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 4.04.     Investment Purpose. The Investor is acquiring the Common Shares and the Promissory Notes for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.05.     Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 4.06.     Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 4.07.     Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 4.08.     No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

Section 4.09.     General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Article V. Representations and Warranties of the Company

Except where specifically set forth below with respect to certain specified representations and warranties or disclosed in the SEC Documents (as defined below), the Company represents and warrants to the Investor that, as of the date of the Original Agreement, the Existing Agreement, the date hereof and as of each Closing Date (as defined in the Promissory Notes), and each of the Pre- Advance Closings and:

Section 5.01.     Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 5.02.     Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, have been duly authorized by the Company’s board of directors or other governing body, as applicable, and (other than (i) the filing with the SEC of a Form D with respect to the transactions contemplated hereby and the applicable 8-K Filing, (ii) with respect to the applicable Closing, confirmation that Stockholder Approval has been obtained, if applicable, (iii) with respect to any applicable Closings, the filing of an additional listing application with the Principal Market, and (iv) any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Except for the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to such Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

Section 5.03.     Authorization of the Securities. The issuance of the (a) Advance Shares, (b) Common Shares issuable pursuant to the terms of the Promissory Notes (the “Note Shares”), and (c) the Promissory Notes have been duly authorized and upon issuance in accordance with the terms of the Transaction Documents. The (i) Promissory Notes will be validly executed, authenticated, issued, sold, and delivered and will constitute the legal, valid, and binding obligations of the Company and (ii) Note Shares, Advance Shares and Common Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof.

Section 5.04.     No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares or the Note Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 5.05.     Acknowledgement. The Company acknowledges its obligation to issue the Note Shares upon conversion of the Promissory Notes in accordance with the terms thereof and to issue the Common Shares upon delivery of an Advance Notice is absolute and unconditional, subject to any limitations provided for in the Promissory Notes or herein, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.06.     SEC Documents; Financial Statements. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents. The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date of the Original Agreement, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.07.     Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (including the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 5.08.     Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-1 under the Securities Act. Each Registration Statement and the offer and sale of Common Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Notice Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Common Shares other than a Registration Statement and the Prospectus to which the Investor has consented.

Section 5.09.     No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 5.10.     Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 5.11.     Equity Capitalization.

(a)     Authorized and Outstanding Capital Stock. As of the date of the Original Agreement, the authorized capital stock of the Company consisted of 75,000,000 shares of capital stock consisting of 70,000,000 Common Shares and 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share. As of the date of the Original Agreement after giving effect to the closing of the Business Combination, the Company had (i) 13,165,152 Common Shares issued, 12,990,794 Common Shares outstanding and 174,358 Common Shares held in treasury, (ii) no shares of preferred stock are issued and outstanding, and (iii) public warrants to purchase 5,750,000 Common Shares and private placement warrants to purchase 230,750 Common Shares.

(b)     Valid Issuance; Available Shares. All of such outstanding shares of capital stock are duly authorized and have been validly issued and are fully paid and nonassessable.

(c)     Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Shares; and (G) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

Section 5.12.     Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement.

Section 5.13.     Employee Relations. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 5.14.     Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.15.     Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 5.16.     Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 5.17.     Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 5.18.     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 5.19.     Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 5.20.     Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K or a Registration Statement on Form S-4, as applicable, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K or Registration Statement on Form S-4, except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, were not as of the date of the Original Agreement, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined below).

Section 5.21.     Subsidiaries. Other than as set forth in the SEC Documents, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 5.22.     Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 5.23.     Certain Transactions. Except as disclosed in the SEC Documents or as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 5.24.     Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder or any other Company securities offered pursuant to the Transaction Documents on a right of first refusal basis to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

Section 5.25.     Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing stockholders and could significantly increase the outstanding number of Common Shares.

Section 5.26.     Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder and the Promissory Notes. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 5.27.     Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Common Shares and Promissory Notes. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Common Shares and the Promissory Notes other than Craig-Hallum Capital Group LLC.

Section 5.28.     Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 5.29.     Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus prepared pursuant to the terms of the Registration Rights Agreement will be made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.30.     Compliance with Laws. The Company and each of its Subsidiaries are in compliance in all material respects with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 5.31.     Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Common Shares or the Promissory Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Section 5.32.     Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 5.33.     No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced, (ii) could have a material adverse effect on the Investor’s investment hereunder or (iii) could have a Material Adverse Effect.

Section 5.34.     Investment Company Status. The Company is not, and upon consummation of the sale of the Common Shares and Promissory will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 5.35.     Acknowledgement Regarding Investor’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, the Investor has not been asked by the Company or any of its Subsidiaries to agree, nor has the Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Investor, and counterparties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Shares which was established prior to the Investor’s knowledge of the transactions contemplated by the Transaction Documents; (iii) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) the Investor may rely on the Company’s obligation to timely deliver Common Shares upon conversion, exercise or exchange, as applicable, of the Promissory Notes as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Shares. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, the Investor may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Common Shares) at various times during the period that the Promissory Notes are outstanding, including, without limitation, during the periods that the value and/or number of the or Note Shares, as applicable, deliverable with respect to the Promissory Notes are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Common Shares), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

Section 5.36.     Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards reasonably designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Article VI.  Indemnification

 The Investor and the Company represent to the other the following with respect to itself:

Section 6.01.     Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 6.02.     Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company, its Subsidiaries and all of its and their officers, directors, stockholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 6.03.     Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article VI except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 6.04.     Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article VI shall survive expiration or termination of this Agreement.

Section 6.05.     Limitation of liability. Notwithstanding the foregoing, no party shall seek, nor shall any be entitled to recover from the other party be liable for, special, incidental, indirect, consequential, punitive or exemplary damages.

Article VII.  Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 7.01.     Effective Registration Statement. From the time that the initial Registration Statement is declared effective by the SEC and continuing thereafter during the Commitment Period, the Company shall maintain the continuous effectiveness of a Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

Section 7.02.     Listing. The Company shall use its best efforts to continue the listing and trading of its Common Shares and the listing of the Shares and Note Shares, respectively, on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market; provided that if the Company receives any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain or if the Company fails to maintain compliance with the continued listing requirements of the Principal Market, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Shares to be listed or quoted on another Principal Market.

Section 7.03.     Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares and Note Shares for issuance by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Commitment Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 7.04.     Suspension of Registration Statement.

(a)     Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of a Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)     No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws. For the avoidance of doubt, no Black Out Period shall prevent the Investor from converting the Promissory Note pursuant to its terms.

(c)     Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 30 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 7.05.     Listing of Common Shares. As of each Advance Notice Date, the Shares to be sold by the Company from time to time hereunder, and the Note Shares, will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 7.06.     Opinion of Counsel. Prior to the date of the delivery by the Company of the first Pre-Paid Advance Closing, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 7.07.     Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and, during the Commitment Period, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 7.08.     Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Shares) deliver to the transfer agent for the Common Shares (with a copy to the Investor) (i) instructions to issue Common Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law, in each case supported as needed by an opinion from legal counsel for the Company and (ii) an opinion of Company counsel, stating that Rule 144 promulgated under the Securities Act (“Rule 144”) is available as an exemption from registration for the resale of the Common Shares.

Section 7.09.     Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 7.10.     Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (such information to be held in strict confidence by Investor until such time as it is publicly disclosed by the Company): (i) the issuance by the SEC or any other federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (ii) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus). The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 3.01), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (ii), inclusive, a “Material Outside Event”).

Section 7.11.     Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 7.12.     Issuance of the Company’s Common Shares and Promissory Notes. The issuance and sale of the Common Shares and Promissory Notes to the Investor hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 7.13.     Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares, the Promissory Notes and the Note Shares issued pursuant to this Agreement and the Promissory Notes, as applicable, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares, the Promissory Notes and Note Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares, the Promissory Notes and Note Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 7.14.     Current Report. The Company shall, not later than 9:30 a.m., New York City time, on the first Trading Day following the date of this Agreement, file with the SEC a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”), which Current Report shall include all material, nonpublic information required to be disclosed in connection with the transactions contemplated by the Transaction Documents. The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments that are timely received by the Company. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, affiliates, employees or agents, on the other hand shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares.

Section 7.15.     Use of Proceeds. The proceeds from the first Pre-Paid Advance shall be used by the Company first to repay up to $751,600 outstanding under that certain Debenture held by Tall City Well Service Co., LP and related to the Security Agreement, dated as of February 23, 2024 and up to approximately $465,000 under that certain Beauford Acquisition Note dated December 17, 2021 with Solis Partners LLC and then the remainder in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement, including for working capital purposes for the Company and its subsidiaries. The proceeds from any sale of the Shares by the Company to the Investor shall be used by the Company first to pay the Note Payment and any payments due under the Promissory Notes in accordance with Section 3.01(a)(iii) hereof and then the remainder in the manner as set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement, including for working capital purposes for the Company and its Subsidiaries. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein (including those proceeds from the Pre-Paid Advances) to repay any advances or loans to any executives or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in any SEC Documents and any Subsidiary or described in any “Related Party Transactions” section of any SEC Documents.

Section 7.16.     Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 7.17.     Trading Information. On the first Trading Day of each week (provided the Investor sold any shares during the prior week) and otherwise upon the Company’s reasonable request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of shares of Common Shares sold by the Investor during the prior trading week.

Section 7.18.     Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date of the Original Agreement through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor, any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, or (ii) engage in any hedging transaction, which establishes a net short position with respect to the Common Shares, in each case either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 7.19.     Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person, provided however that the Investor may assign its rights and obligations hereunder to an Affiliate.

Section 7.20.     No Frustration; No Variable Rate Transactions, Etc.

(a)     No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of an Advance Notice.

(b)     No Variable Rate Transactions or Related Party Payments.

(i)     Until the termination of this Agreement, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction.

(ii)     From the date of the Original Agreement and until the date on which the Company is eligible to register the offer and sale of its securities on a Form S-3 and while any Promissory Notes are outstanding, the Company must, in connection with any Subsequent Placement (other than a Subsequent Placement in connection with a Permitted Indebtedness, as described in the Promissory Note) not involving a Variable Rate Transaction, use at least twenty percent (20%) of the net proceeds (after discounts and commissions) received in such Subsequent Placement (other than a Subsequent Placement in connection with a Permitted Indebtedness, as described in the Promissory Note) to repay amounts outstanding under the Promissory Notes.

(iii)     “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The Investor shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iv)     Notwithstanding anything herein to the contrary this Section shall not apply to any issuance of securities pursuant to this Agreement or the Transactions.

Section 7.21.     Additional Issuance of Securities. Until the termination of this Agreement, the Company will not, without the prior written consent of the Investor, issue any Common Shares or Common Share Equivalents (other than to the Investor as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Promissory Notes. The Company agrees that for each period commencing on the date of this Agreement, through, and including, the date of termination of this Agreement (each, a “Additional Issuance Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly:

(a)     file a registration statement under the Securities Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-4, Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date of the Original Agreement (including the Registration Statement) (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)); or

(b)     issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any Convertible Securities, any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Additional Issuance Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(j) shall not apply in respect of the issuance of Excluded Securities.

(c)     Notwithstanding anything to the contrary contained herein, while any Promissory Notes are outstanding, the Company agrees not to issue, sell, grant, or otherwise dispose of any securities, or enter into any agreement or arrangement to do so, at a price per security less than 120% of the Floor Price (as defined in the Promissory Notes) on such date, or otherwise provide rights to acquire securities at an effective price per security below 120% of the Floor Price unless the proceeds of such transaction is used to fully redeem such outstanding Promissory Notes.

Section 7.22.     Cash Requirement. At all times during the Commitment Period, the Company agrees to maintaining a minimum cash balance of $500,000.

Section 7.23.     Non-Public Information. Neither the Company, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company shall not disclose any material non-public information to the Investor without the Investor’s prior written consent.

Section 7.24.     Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) (the “Lock-Up Agreements”) except to extend the term of the lock-up period (the “Lock-Up Term”) and shall enforce the provisions of each Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) in accordance with its terms. If any party to a Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

Section 7.25.     Stockholder Approval. The Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than ninety (90) following the date of the Original Agreement (the “Stockholder Meeting Deadline”), a proxy statement in a form reasonably acceptable to the Investor and Sullivan & Worcester LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Sullivan & Worcester LLP incurred in connection therewith in an amount not to exceed $50,000. The proxy statement shall solicit each of the Company’s stockholders’ affirmative vote at the Stockholder Meeting for approval of the proposals (“Stockholder Proposals”) to authorize: (i) the issuance of all of the Shares and Note Shares issuable hereunder and pursuant to the Promissory Notes in compliance with the rules and regulations of the Principal Market and (ii) an amendment to the Articles of Incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000,000 (such affirmative approvals being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such proposals and to cause the board of directors of the Company to recommend to the stockholders that they approve such proposals. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained by such Stockholder Approval Date, the Company shall adjourn and reconvene the Stockholder Meeting at least as often as every thirty (30) calendar days thereafter until such Stockholder Approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the date of the Original Agreement.

Section 7.26.     Voting Agreements. On or prior to the date of the Original Agreement, the Company shall enter into voting agreements substantially in the form attached hereto as Exhibit C (the “Voting Agreements”) with stockholders holding, in the aggregate at least 50.01% of the outstanding voting securities of the Company (the "Required Stockholders"), which shall obligate the Required Stockholders to vote all of their shares in favor of the Stockholder Proposals at the Stockholder Meeting, or to execute written consents in lieu thereof.

Section 7.27.     Release of Security. Within three (3) Trading Days of the date of the Original Agreement, the Company shall file, or cause to be filed, with the Secretary of State of the State of Delaware and the Secretary of State of any other applicable jurisdiction, UCC-3 statements of amendment and such other documents and instruments related to terminate any UCC-1 financing statements filed in connection with the Debentures.

Section 7.28.     Reservation. As of the applicable Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the Common Shares issuable hereunder and 100% of the sum of the maximum number of Note Shares issuable upon conversion of the Promissory Notes (assuming for purposes hereof that (x) the Promissory Notes are convertible at the Floor Price (as defined in the Promissory Notes) assuming a Floor Conversion Date (as defined in the Note) as of the first Pre-Advance Closing, (y) interest on the Promissory Notes shall accrue through the first (1st) anniversary of the applicable Closing Date and will be converted in Common Shares at a conversion price equal to the Floor Price assuming a Floor Conversion Date as of the date of the Original Agreement and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes). Upon issuance or conversion in accordance with the Notes (as the case may be), the Note Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

Article VIII. Non-Exclusive Agreement.

Except as provided herein or in the Promissory Note, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, to any person or persons any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX. Choice of Law/Jurisdiction

Section 9.01.      This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Nevada, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Nevada. The Parties further agree that any action between them shall be heard in the state and federal courts sitting in the Clark County, Nevada, and expressly consent to the jurisdiction and venue of the state and federal courts sitting in the Clark County, Nevada, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article X. Termination

Section 10.01.      Termination.

(a)     Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the next month following the 36-month anniversary of the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

(b)     The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Shares under which have yet to be issued, and (ii) none of the Promissory Notes are outstanding. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)     Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article VI shall survive termination hereunder.

Article XI. Notices

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 3.01(c), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (c) 5 days after being sent by U.S. certified mail, return receipt requested, (d) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit D hereof) shall be:

If to the Company, to:	New Era Helium Inc. 4501 Santa Rosa Drive Midland, TX 79707 Attn: E. Will Gray II, Chief Executive Officer Telephone: (432) 695-6997 Email: will@newerahelium.com

With a copy to (which shall not constitute notice or delivery of process) to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Alexandria E. Kane Telephone: (212) 407.4017 Email: akane@loeb.com

If to the Investor(s):	[*]
	Attn:	[*]
	Telephone:	[*]
	Email:	[*]

With a copy (which shall not constitute notice or delivery of process) to:	Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 660-3060 Attn: David Danovitch, Esq. Email: ddanovitch@sullivanlaw.com or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Trading Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII.  Miscellaneous

Section 12.01.     Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 12.02.     Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.03.     Reporting Entity for Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04.     Fees; Incentive Shares. The Company shall reimburse the Investor for all legal fees and expenses and reasonable costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, diligence, negotiation, applicable closing and post-closing, as applicable, including related amendments, waivers, enforcement actions, compliance checks or legal audits, of the transactions contemplated by the Transaction Documents irrespective of whether or not any Closings occur (including, without limitation, as applicable, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and such Transaction Expenses shall be withheld by the Investor from its Purchase Price at each applicable Closing; provided, that the Company shall promptly reimburse Sullivan & Worcester LLP (and/or the Investor, as applicable) on demand for all Transaction Expenses applicable thereto in accordance hereto not so reimbursed through such withholding at such applicable Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. In addition, on or prior to the date of this Agreement, the Investor shall receive the Incentive Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Facility Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name: E. Will Gray II
Title: Chief Executive Officer

INVESTOR:

[*]

By:	[*]

By:	[*]
Name: [*]
Title: [*]

ANNEX I TO THE

EQUITY PURCHASE FACILITY AGREEMENT

DEFINITIONS

“Accelerated Purchase Pricing Period” shall mean the period on the applicable Advance Notice Date with respect to an Advance Notice selecting an Accelerated Purchase Pricing Period commencing (i) if such notice is received via e-mail before 9:00 a.m. New York City time on such Trading Day and the Investor delivers an Accelerated Purchase Confirmation for such Advance Notice (at the Investor’s discretion), the opening of trading on the Primary Market, or (ii) if such notice is received via e-mail after 9:00 a.m. New York City time, and the Investor delivers an Accelerated Purchase Confirmation for such Advance Notice, at the time specified by the Investor in the Accelerated Purchase Confirmation, and in each instance, the Accelerated Purchase Pricing Period shall expire at 4:00 p.m. New York City time (or the close of regular trading hours on the Principal Market, if earlier) on the applicable Advance Notice Date.

“Accelerated Purchase Confirmation” means written confirmation delivered by the Investor (which may be delivered by e-mail), at the Investor’s discretion, accepting an Advance Notice selecting an Accelerated Purchase Pricing Period.

“Accredited Investor” shall have the meaning set forth in Section 4.05.

“Additional Issuance Restricted Period” shall have the meaning set forth in Section 7.21.

“Adjusted Advance Amount” means the lower of (i) the sum of (x) the Volume Threshold Adjusted Advance Amount and (y) the Long Coverage Shares and (ii) the Volume Amount Adjusted Advance Amount.

“Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to this Agreement.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Notice” shall mean a written notice in the form of Exhibit D attached hereto to the Investor executed by an officer of the Company and setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 3.01(c) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Proceeds” shall have the meaning set forth in Section 3.01(a)(iii).

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 4.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Amortization Event” shall have the meaning in the Promissory Notes.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date of the Original Agreement pursuant to which Common Shares and standard options to purchase Common Shares may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

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“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.

“Black Out Period” shall have the meaning set forth in Section 7.04(a).

“Business Combination” shall have the meaning set forth in the Preamble.

“Closing” shall have the meaning set forth in Section 3.04.

“Commitment Amount” shall have the meaning set forth in the recitals of this Agreement.

“Commitment Period” shall mean the period commencing on the date of the Original Agreement and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Common Share Equivalents” has the meaning set forth in Section 7.23(a).

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 6.02.

“Condition Satisfaction Date” shall have the meaning set forth in Annex II.

“Confirmation Deadline” shall have the meaning set forth in Section 3.01(b)(i).

“Conversion Price” shall have the meaning set forth in the Promissory Notes.

“Convertible Securities” shall mean any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries.

“Current Report” shall have the meaning set forth in Section 7.14.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Traded Amount” shall mean the daily trading volume of the Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

“Debentures” shall have the meaning set forth in Section 7.15.

“Effective Date” shall mean the first Trading Day immediately following the date of the Original Agreement.

“Environmental Laws” shall have the meaning set forth in Section 5.14.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 3.02(c).

“Excluded Day” shall mean the Equity Condition Excluded Day or the VWAP Excluded Day, as applicable:

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(a)     “Equity Condition Excluded Day” each Trading Day during a Pricing Period on which (A) the Company or any of its respective directors, officers, employees or agents has disclosed any material non-public information about the Company to the Investor (unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD), or (B) any of the conditions set forth in subparagraphs (b), (i) or (j) to Annex II to this Agreement are not satisfied.

(b)     “VWAP Excluded Day” each Trading Day during a Pricing Period for which there is no VWAP for the Common Shares.

“Excluded Securities” means (i) Common Shares or options to purchase Common Shares issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan, provided that (A) all such issuances (taking into account the Common Shares issuable upon exercise of such options) after the date of this Agreement pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Shares issued and outstanding immediately prior to the date thereof and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any Promissory Note holder; (ii) Common Shares issued upon the conversion or exercise of Convertible Securities (other than options to purchase Common Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date of this Agreement, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than options to purchase Common Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than options to purchase Common Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Investor; (iii) the Common Shares issuable pursuant to the terms of the Promissory Notes, including, without limitation, upon conversion or otherwise; (iv) any Common Shares issued or issuable in connection with any acquisitions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise), mergers, consolidations, or reorganizations approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business complementary with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith; and (v) up to 174,358 Common Shares currently held on treasury.

“Existing Agreement” shall have the meaning set forth in the recitals of this Agreement.

“First Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Floor Price” means $0.7176 per Common Share; provided, however, beginning on July 15, 2025 and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price shall be adjusted (downwards only) to 20% of the average VWAP of the Common Shares during the five (5) Trading Days immediately prior to such Floor Price Reset Date. Notwithstanding the foregoing and subject to the rules and regulations of the Principal Market, the Company may reduce the Floor Price then in effect to any amount set forth in a written notice to the Investor; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

“GAAP” shall have the meaning set forth in Section 5.07.

“GDPR” shall have the meaning set forth in Section 5.37.

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“Government Entity” shall have the meaning set forth in Section 5.33.

“Guarantees” shall have the meaning set forth in Section 3.07.

“Hazardous Materials” shall have the meaning set forth in Section 5.14.

“HIPAA” shall have the meaning set forth in Section 5.37.

“Holdings” shall have the meaning set forth in the recitals of this Agreement.

“Incentive Shares” shall mean 550,000 Common Shares payable to the Investor on or prior to the date of this Agreement, which shares shall be free from trading restriction on such date.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Indemnified Liabilities” shall have the meaning set forth in Section 6.01.

“Indenture” shall have the meaning set forth in the recitals of this Agreement.

“Insolvent” shall mean, whether on a consolidated or individual basis, (i) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below) or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 6.01.

“IT Systems” shall have the meaning set forth in Section 5.37.

“Lock-up Agreements” means the Lock-Up Agreements entered into by certain stockholders of the Company in connection with the Business Combination.

“Lock-up Term” shall have the meaning set forth in Section 7.24.

“Long Coverage Shares” shall have the meaning set forth in Section 3.02(e)(iii)

“Market Price” shall mean the Accelerated Purchase Market Price or Regular Purchase Market Price, as applicable.

(a)    “Accelerated Purchase Market Price” for an Accelerated Purchase Pricing Period, the lower of (i) the lowest price the Common Shares traded during the applicable Accelerated Purchase Pricing Period and (ii) the lowest daily VWAP of the Common Shares during the applicable Pricing Period (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of the Original Agreement), and

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(b)    “Regular Purchase Market Price” for a Regular Purchase Pricing Period, the lower of: (i) the lowest price the Common Shares traded during the applicable Regular Purchase Pricing Period and (ii) the VWAP of the Common Shares during the applicable Pricing Period (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of the Original Agreement).

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

“Material Outside Event” shall have the meaning set forth in Section 7.10.

“Maximum Advance Amount” means:

(a)	“Accelerated Purchase Maximum Advance Amount” in respect of each Advance Notice with an Accelerated Purchase Pricing Period, 400% of the average Daily Traded Amount during the five consecutive Trading Days immediately preceding an Advance Notice Date, which amount shall not exceed the limitations set forth in Section 3.02 of this Agreement.

(b)	“Regular Purchase Maximum Advance Amount” in respect of each Advance Notice with a Regular Purchase Pricing Period, 100% of the average Daily Traded Amount during the five consecutive Trading Days immediately preceding an Advance Notice Date, which amount shall not exceed the limitations set forth in Section 3.02 of this Agreement.

“Maximum Dollar Amount” shall have the meaning set forth in Section 3.02(f).

“Merger” shall have the meaning set forth in Section 2.01.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Money Laundering Laws” shall have the meaning set forth in Section 5.32.

“Mortgages” shall have the meaning set forth in Section 3.06.

“NEC” shall have the meaning set forth in the Preamble.

“Notice Termination Time” shall have the meaning set forth in Section 7.23(b).

“OFAC” shall have the meaning set forth in Section 5.31.

“Original Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Original Issue Discount” shall have the meaning set forth in Section 2.02.

“Ownership Limitation” shall have the meaning set forth in Section 3.02(a).

“Participation Maximum” shall have the meaning set forth in Section 7.23(a).

“Party” and “Parties” shall each have the meaning set forth in the recitals of this Agreement.

“Perfection Certificate” shall have the meaning set forth in Annex II.

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“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Data” shall have the meaning set forth in Section 5.37.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Pre-Notice” shall have the meaning set forth in Section 7.23(b).

“Pre-Paid Advance” shall have the meaning set forth in Section 2.01.

“Pricing Period” shall mean either the Accelerated Purchase Pricing Period or the Regular Purchase Pricing Period, as applicable.

“Principal Market” shall mean the Nasdaq Stock Market LLC; provided however, that in the event the Common Shares are ever listed or traded on the New York Stock Exchange or the NYSE American then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Promissory Note” shall have the meaning set forth in Section 2.01.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement, including documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including documents incorporated by reference therein.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by 95% in respect of an Advance Notice.

“Real Property” shall mean the real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries.

“Redomestication Merger” shall have the meaning set forth in the recitals of this Agreement.

“Registration Limitation” shall have the meaning set forth in Section 3.02(b).

“Registration Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Regular Purchase Pricing Period” shall mean the three consecutive Trading Days commencing on the Advance Notice Date deemed delivered on either (i) if before 9:00 a.m. New York City Time, the day that such Advance Notice is received (or at such alter time if consented to by the Investor), or (ii) the day immediately succeeding the day that such Advance Notice is received if such Advance Notice is received after 9:00 a.m. New York City Time.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Required Approvals” shall have the meaning set forth in Section 5.02.

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“Restricted Period” shall have the meaning set forth in Section 7.18.

“Restricted Person” shall have the meaning set forth in Section 7.18.

“Roth” shall have the meaning set forth in the recitals of this Agreement.

“Rule 144” shall have the meaning set forth in Section 7.08.

“Sanctions” shall have the meaning set forth in Section 5.31.

“Sanctioned Countries” shall have the meaning set forth in Section 5.31.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean (1) any registration statement filed by the Company with the SEC, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act, (2) any proxy statement or prospectus filed by the Company with the SEC, including all documents incorporated or deemed incorporated therein by reference, whether or not included in a registration statement, in the form in which such proxy statement or prospectus has most recently been filed with the SEC pursuant to Rule 424(b) under the Securities Act, (3) all reports, periodic reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the two years prior to the date of the Original Agreement, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Security Documents” shall have the meaning set forth in Section 3.06.

“Settlement Document” in respect of an Advance Notice delivered by the Company, shall mean a settlement document in the form set out on Exhibit E.

“Stockholder Approval” shall have the meaning set forth in Section 7.26.

“Shares” shall mean the Common Shares to be issued from time to time hereunder pursuant to an Advance.

“Subsequent Financing” shall have the meaning set forth in Section 7.23(a).

“Subsequent Financing Notice” shall have the meaning set forth in Section 7.23(b).

“Subsequent Placement” shall have the meaning set forth in Section 7.21.

“Subsequent Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.” For the avoidance of any doubt, the term “Subsidiary” shall also include NEC, for periods prior to the Merger.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transactions” shall have the meaning set forth in the recitals.

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“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Promissory Notes, the Security Documents, the Guarantees and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Trustee” shall have the meaning set forth in the recitals of this Agreement.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any Common Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of Common Shares or Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (ii) enters into any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Common Shares or Common Share Equivalents. For the avoidance of doubt, an offering by the Company of securities pursuant to an effective registration statement (including on a Form S-3) at prevailing market prices at the time of any sale thereunder is expressly not a Variable Rate Transaction for purposes of this Agreement.

“Volume Amount Limitation” shall have the meaning set forth in Section 3.02(f).

“Volume Limit” means, the trading volume of the Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P. multiplied by (i) for the Accelerated Purchase Pricing Period, 10%, and (ii) for the Regular Purchase Pricing Period, 30%.

“Volume Threshold” shall mean a number of Shares equal to the quotient of (i) the number of Advance Shares requested by the Company in an Advance Notice divided by (ii) in connection with an Accelerated Purchase Pricing Period, 0.10, and in connection with a Regular Purchase Pricing Period, 0.30.

“Volume Threshold Failure” shall have the meaning set forth in Section 3.02(e).

“Voting Agreements” shall have the meaning set forth in Section 7.27.

“VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“8-K Filing” shall mean a Current Report on Form 8-K in each case reasonably acceptable to the Investor, disclosing a Closing, or other matters, as applicable.

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ANNEX II TO THE

EQUITY PURCHASE FACILITY AGREEMENT

CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER AN ADVANCE NOTICE

The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date, except to the extent such representations and warranties are as of another date, such representations and warranties shall be true and correct as of such other date.

(b)	Registration of the Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Shares issuable pursuant to such Advance Notice. The Current Report shall have been filed with the SEC and the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(c)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(d)	Board. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date of the Original Agreement, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(e)	Lock-Up Agreements. The Lock-Up Agreements shall be in full force and effect during the Lock-Up Term.

(f)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(g)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(i)	No Suspension of Trading in or Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares is listed on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

II-1

(j)	Authorized. All of the Shares issuable pursuant to the applicable Advance Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Advance Notices required to have been received by the Investor under this Agreement shall have been delivered to the Investor in accordance with this Agreement.

(k)	Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(l)	Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.

(m)	Transactions. The Effective Time shall have occurred and all other Transactions have been consummated.

(n)	Secured Interests.

(i)	In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (A) original certificates (if any) (I) representing the Subsidiaries’ shares of share capital to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated share powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document (the “Perfection Certificate”).

(ii)	Within two (2) Trading Days prior to the Subsequent Pre-Advance Closing, the Company shall have delivered or caused to be delivered to the Investor and the Collateral Agent (A) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Investor, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent and the Investors, shall not show any such Liens; and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Investor.

(iii)	The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with the original share certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated share powers and allonges executed in blank and other proper instruments of transfer.

(iv)	With respect to the Intellectual Property Rights, if any, of the Company or any of its Subsidiaries, the Company and/or such Subsidiaries, as applicable, shall have duly executed and delivered to such Investor the Intellectual Property Security Agreement, in the form attached as Exhibit A to the Security Agreement.

(o)	Mortgages.

(i)	The Company shall have delivered or caused to be delivered to the Investor and the Collateral Agent evidence that mortgages have been registered on the Real Property and shall have delivered or caused to be delivered to the Investor and the Collateral Agent all supporting and ancillary documents necessary or desirable to grant to the Investor a first mortgage in fee simple over each Real Property.

(ii)	The Company shall have delivered to the Investor and the Collateral Agent (A) a title insurance policy in form and substance satisfactory to the Investor and the Collateral Agent as to the mortgages registered against the Real Property; and (B) certificates of insurance coverage evidencing that the Company and each of its Subsidiaries are carrying insurance and naming the Collateral Agent as mortgagee and first loss payee on all policies of property and title insurance and additional insured on all policies of liability insurance.

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(p)	Incentive Shares. The Investor shall have received the Incentive Shares on or prior to the date of the Original Agreement.

(q)	Voting Agreements. The Investor shall have received duly executed Voting Agreements from each Required Stockholder and such Voting Agreements shall be in full force and effect and shall not have been amended or waived.

(r)	Debentures. On or prior to the date of the Original Agreement, all amounts payable under the Debentures, other than the $751,600 that will be repaid with the proceeds from the first Pre-Advance shall have been converted into Common Shares in full satisfaction of any obligations thereunder.

(s)	Delivery. Furthermore, the Company shall not have the right to deliver an Advance Notice to the Investor if any of the following shall occur:

(i)	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document in any material respect, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) consecutive Trading Days;

(ii)	if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law for so long as such proceeding is not dismissed;

(iii)	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (4) makes a general assignment for the benefit of its creditors or (5) the Company is generally unable to pay its debts as the same become due;

(iv)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that () is for relief against the Company in an involuntary case, (2) appoints a Custodian of the Company or for all or substantially all of its property, or (3) orders the liquidation of the Company or any Subsidiary for so long as such order, decree or similar action remains in effect; or

(v)	if at any time the Company is not eligible or is unable to transfer its Shares to Investor, including, without limitation, electronically through FAST.

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EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

FORM OF PROMISSORY NOTE

B-1

EXHIBIT C

FORM OF VOTING AGREEMENT

C-1

EXHIBIT D
ADVANCE NOTICE

Dated: ______________	Advance Notice Number: _____________

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of NEW ERA HELIUM INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Equity Purchase Facility Agreement, dated as of [____________] (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1.     The undersigned is the duly elected ______________ of the Company.

2.     There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.     The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in this Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.     The number of Advance Shares the Company is requesting is _____________________.

5.     The number of Common Shares of the Company outstanding as of the date hereof is ___________.

6.     This is a(n) ___________ [Regular / Accelerated] Purchase Pricing Period Advance Notice.

 The undersigned has executed this Advance Notice as of the date first set forth above.

NEW ERA HELIUM INC.

By:

D-1

EXHIBIT E

SETTLEMENT DOCUMENT

VIA EMAIL

NEW ERA HELIUM INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Number of Common Shares requested in the Advance Notice:
2.	Number of Excluded Days (if any):
3.	Adjusted Advance Amount (lower of (i) the Volume Threshold Adjusted Advance Amount, and (ii) the Volume Amount Adjusted Advance Amount) (if applicable):
4.	Number of Long Coverage Shares to be issued to the Investor:
5.	Number of Advance Shares due to the Investor (lesser of (A) row 1, and (B) the sum of (i) row 3 and (ii) row 4)
6.	Market Price:
7.	Purchase Price (Market Price x 95%) per share:
8.	Total Purchase Price due to Company (row 5 x row 7):

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

E-1

Sincerely,

[__]

Agreed and approved By: NEW ERA HELIUM INC.:

Name:

Title:

E-2